Exhibit 99.1 – Certification pursuant to 18 U.S.C. Section 1350, as added by section 906 of the Sarbanes-Oxley Act of 2002

In connection with this quarterly report on Form 10-QSB of Tarpon Coast Bancorp, Inc., the undersigned hereby certifies, to such officer’s knowledge, that this report fully complies with the requirements of Section 13(a) or 15 (d) of the Securities Exchange Act of 1934 and that the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2002	/s/ Lewis S. Albert

Lewis S. Albert Chief Executive Officer